Exhibit 99.1

PRESS RELEASE

Boingo Wireless Reports Record Fourth Quarter and Full Year 2017 Financial Results

—     Record annual revenue of $204.4 million increased 28.3% year-over-year

—     Added 36 new venues and signed 43 Tier 1 carrier contracts in 2017

—     Deployed 4,300 new DAS nodes in 2017 with 11,200 nodes in backlog

LOS ANGELES — February 27, 2018 — Boingo Wireless (NASDAQ: WIFI), the leading distributed antenna system (DAS) and Wi-Fi provider that serves carriers, consumers and advertisers worldwide, today announced the Company’s financial results for the fourth quarter and full year ended December 31, 2017.

Fourth Quarter 2017 Financial Highlights

•                  Revenue of $57.3 million increased 27.5% compared to $45.0 million in the fourth quarter of 2016. Growth was driven by strength in wholesale Wi-Fi, DAS and military.

•                  Wholesale Wi-Fi revenue of $9.1 million increased 46.9% compared to $6.2 million in the fourth quarter of 2016.

•                  DAS revenue of $24.0 million increased 39.3% compared to $17.2 million in the fourth quarter of 2016. DAS revenue for the quarter was comprised of $18.0 million of build-out project revenue and $6.0 million of access fee revenue.

•                  Military revenue of $15.1 million increased 37.2% compared to $11.0 million in the fourth quarter of 2016.

•                  Net loss attributable to common stockholders was $(1.0) million, or $(0.02) per diluted share, compared to a net loss of $(4.4) million, or $(0.11) per diluted share, in the fourth quarter of 2016.

•                  Adjusted EBITDA of $20.4 million increased 42.7% compared to $14.3 million in the fourth quarter of 2016. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA.”

•                  Net cash provided by operating activities of $30.3 million increased 40.3% compared to $21.6 million in the fourth quarter of 2016.

•                  Free cash flow of $11.7 million increased 83.2% compared to $6.4 million in the fourth quarter of 2016. Free cash flow, which is a non-GAAP financial measure, is defined below and is reconciled to net cash provided by operating activities, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows.”

Full Year 2017 Financial Highlights

•                  Revenue of $204.4 million increased 28.3% compared to $159.3 million in 2016. Growth was driven by strength in wholesale Wi-Fi, DAS and military.

•                  Wholesale Wi-Fi revenue of $31.5 million increased 41.9% compared to $22.2 million in 2016.

•                  DAS revenue of $80.6 million increased 38.4% compared to $58.2 million in 2016. DAS revenue for the year was comprised of $58.4 million of build-out project revenue and $22.2 million of access fee revenue.

•                  Military revenue of $55.1 million increased 37.9% compared to $40.0 million in 2016.

•                  Net loss attributable to common stockholders was $(19.4) million, or $(0.49) per diluted share, compared to a net loss of $(27.3) million, or $(0.72) per diluted share, in 2016.

•                  Adjusted EBITDA of $68.9 million increased 68.9% compared to $40.8 million in 2016.

•                  Net cash provided by operating activities was $97.7 million compared to $115.2 million in 2016.

•                  Free cash flow of $24.4 million increased 207.8% compared to $7.9 million in 2016.

Business Highlights

•                  The Company delivered a record year with 36 new venue locations added and 43 Tier 1 carrier contracts signed. As of December 31, 2017, there were 23,500 DAS nodes live with another 11,200 nodes in backlog.

•                  The Company rolled out carrier offload services to the majority of its domestic military bases and airport venue locations in 2017 with at least one or two carrier customers per location.

•                  The Company deployed wireless infrastructure to cover an additional 18,000 military beds in 2017, bringing the total footprint to 330,000 military beds on 62 military bases.

Management Commentary

“2017 was an incredible year for Boingo as we delivered record results with an all-time revenue high of $204.4 million, representing 28% growth over 2016,” commented David Hagan, Chief Executive Officer of Boingo Wireless. “Our strong performance exceeded the high-end of our guidance range and was fueled by growth in DAS, military and carrier offload. In addition, the fourth quarter of 2017 marked 13 consecutive quarters of double-digit revenue growth and ten consecutive quarters of year-over-year adjusted EBITDA margin expansion. We added 36 new venues to the Boingo network in 2017 and signed 43 Tier 1 carrier agreements. We have 84 DAS venues yet to be deployed, which is more than two times the amount of our 38 DAS venues that are live today. We were also pleased to have made additional traction with carrier offload by rolling out offload services to the majority of our domestic military bases and airport venue locations in 2017.”

Mr. Hagan continued, “Looking ahead, in addition to our key priorities of DAS, military and carrier offload, we are very focused on venue based, small cell deployments. We believe there is a massive addressable market and we expect small cells to deliver growth for many years to come.”

Business Outlook

Boingo Wireless is initiating guidance for the first quarter ending March 31, 2018 and for the full year ending December 31, 2018, as follows:

First Quarter 2018

•                  Revenue is expected to be in the range of $50.0 million to $54.0 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $(8.0) million to $(5.0) million, or a net loss of $0.20 to $0.12 per diluted share.

•                  Adjusted EBITDA is expected to be in the range of $14.0 million to $17.0 million. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA — Guidance.”

Full Year 2018

•                  Revenue is expected to be in the range of $227.0 million to $234.0 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $(20.0) million to $(15.0) million, or a net loss of $(0.48) to $(0.36) per diluted share.

•                  Adjusted EBITDA is expected to be in the range of $77.0 million to $82.0 million.

Conference Call Information

Members of Boingo Wireless’ management will host a conference call to discuss its fourth quarter and full year 2017 financial results beginning at 4:30 p.m. ET (1:30 p.m. PT), today, February 27, 2018. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-9716 and enter the passcode: 13675029 ten minutes prior to the scheduled start time. International callers should dial +1 (201) 493-6779 and enter the same passcode. The conference call will be broadcast live over the Internet in the Investor Relations section of the Company’s website at http://investors.boingo.com. In addition, a supplement reflecting the Company’s key business metrics will be made available in the Investor Relations section of the Company’s website. The supplement and webcast will be archived online upon completion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA and free cash flow as supplemental measures of its performance.

The Company defines Adjusted EBITDA as net loss attributable to common stockholders plus depreciation and amortization of property and equipment, stock-based compensation expense, amortization of intangible assets, income tax (benefit) expense, interest and other expense, net, non-controlling interests, and excludes charges or gains that are nonrecurring, infrequent, or unusual. Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and other operating performance measures as part of its overall assessment of the Company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP. Adjusted EBITDA for 2017 excludes settlement expense related to a claim from one of the Company’s venue partners and Adjusted EBITDA for 2016 excludes charges related to the Company’s contested proxy election for the 2016 annual meeting of stockholders because they represent non-recurring charges and are not indicative of the underlying performance of the Company’s business operations.

The Company defines free cash flow as net cash provided by operating activities, less purchases of property and equipment. Boingo Wireless believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the amount of cash generated by the Company’s operations after the purchases of property and equipment that can be used for strategic opportunities. Free cash flow should not be considered as an alternative financial measure to net cash provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Our vast footprint of DAS, Wi-Fi and small cells reaches more than a billion people annually, making Boingo one of the largest providers of indoor wireless networks. You’ll find Boingo connecting people at airports, stadiums, military bases, convention centers, and commercial properties. To learn more about the Boingo story, visit www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans, future guidance and future growth opportunities. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the Company’s ability to maintain its existing relationships and establish new relationships with venue partners, its ability to complete build-outs and sign venue contracts, the impact to the Company’s consolidated financial statements from the adoption of Financial Accounting Standards Board Accounting Standards Codification 606, Revenue from Contracts with Customers, its ability to maintain revenue growth and achieve profitability, its ability to execute on its strategic and business plans, its ability to successfully compete with new technologies and adapt to changes in the wireless industry, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo’s Form 10-K for the year ended December 31, 2016 filed with the SEC on March 13, 2017, Form 10-Q for the quarter ended March 31, 2017 filed with the SEC on May 8, 2017, Form 10-Q for the quarter ended June 30, 2017 filed with the SEC on August 4, 2017, and Form 10-Q for the quarter ended September 30, 2017 filed with the SEC on November 8, 2017, which the Company incorporates by reference into this press release. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo. are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Revenue	$57,348	$44,974	$204,369	$159,344
Costs and operating expenses:
Network access	26,047	19,537	90,702	69,112
Network operations	13,059	10,741	47,615	42,307
Development and technology	6,940	6,112	26,754	22,126
Selling and marketing	5,745	4,626	20,933	18,729
General and administrative	8,196	7,166	35,568	29,719
Amortization of intangible assets	825	866	3,498	3,448
Total costs and operating expenses	60,812	49,048	225,070	185,441
Loss from operations	(3,464)	(4,074)	(20,701)	(26,097)
Interest and other expense, net	(27)	(160)	(153)	(459)
Loss before income taxes	(3,491)	(4,234)	(20,854)	(26,556)
Income tax (benefit) expense	(2,585)	(30)	(2,078)	427
Net loss	(906)	(4,204)	(18,776)	(26,983)
Net income attributable to non-controlling interests	113	168	590	348
Net loss attributable to common stockholders	$(1,019)	$(4,372)	$(19,366)	$(27,331)

Net loss per share attributable to common stockholders:
Basic	$(0.02)	$(0.11)	$(0.49)	$(0.72)
Diluted	$(0.02)	$(0.11)	$(0.49)	$(0.72)

Weighted average shares used in computing net loss per share attributable to common stockholders:
Basic	40,887	38,406	39,824	38,025
Diluted	40,887	38,406	39,824	38,025

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$26,685	$19,485
Accounts receivable, net	26,148	42,978
Prepaid expenses and other current assets	6,369	5,344
Total current assets	59,202	67,807
Property and equipment, net	262,359	250,765
Goodwill	42,403	42,403
Intangible assets, net	10,263	13,783
Other assets	10,082	6,223
Total assets	$384,309	$380,981
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,589	$15,516
Accrued expenses and other liabilities	42,405	27,723
Deferred revenue	78,153	50,869
Current portion of long-term debt	875	1,094
Current portion of capital leases and notes payable	5,771	3,993
Total current liabilities	138,793	99,195
Deferred revenue, net of current portion	132,723	152,719
Long-term debt	—	15,875
Long-term portion of capital leases and notes payable	6,747	4,612
Deferred tax liabilities	1,004	3,208
Other liabilities	6,012	6,826
Total liabilities	285,279	282,435
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized; 40,995 and 38,562 shares issued and outstanding for 2017 and 2016, respectively	4	4
Additional paid-in capital	230,679	211,275
Accumulated deficit	(131,967)	(112,601)
Accumulated other comprehensive loss	(898)	(870)
Total common stockholders’ equity	97,818	97,808
Non-controlling interests	1,212	738
Total stockholders’ equity	99,030	98,546
Total liabilities and stockholders’ equity	$384,309	$380,981

Boingo Wireless, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	For the Year Ended December 31,
	2017	2016
Cash flows from operating activities
Net loss	$(18,776)	$(26,983)
Adjustments to reconcile net loss including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization of property and equipment	69,097	49,202
Amortization of intangible assets	3,498	3,448
Bad debt expense	773	116
Other	86	—
Impairment loss and loss on disposal of fixed assets, net	1,158	66
Stock-based compensation	14,215	12,805
Change in deferred income taxes	(2,575)	303
Changes in operating assets and liabilities:
Accounts receivable	16,046	526
Prepaid expenses and other assets	(841)	(835)
Accounts payable	(1,554)	(465)
Accrued expenses and other liabilities	9,313	6,017
Deferred revenue	7,288	71,005
Net cash provided by operating activities	97,728	115,205
Cash flows from investing activities
Purchases of property and equipment	(73,308)	(107,271)
Payments for asset acquisitions	(1,150)	(60)
Net cash used in investing activities	(74,458)	(107,331)
Cash flows from financing activities
Proceeds from credit facility	—	5,000
Principal payments on credit facility	(16,094)	(5,656)
Proceeds from exercise of stock options	9,244	2,984
Debt issuance costs	—	(124)
Payments of capital leases and notes payable	(4,207)	(2,212)
Payments of withholding tax on net issuance of restricted stock units	(4,872)	(2,827)
Payments to non-controlling interest	(125)	(286)
Net cash used in financing activities	(16,054)	(3,121)
Effect of exchange rates on cash	(16)	14
Net increase in cash and cash equivalents	7,200	4,767
Cash and cash equivalents at beginning of year	19,485	14,718
Cash and cash equivalents at end of year	$26,685	$19,485
Supplemental disclosure of cash flow information
Cash paid for interest	$239	$418
Cash paid for taxes, net of refunds	$304	$163
Supplemental disclosure of non-cash investing and financing activities
Property and equipment costs in accounts payable, accrued expenses and other liabilities	$20,554	$16,976
Purchase of equipment and prepaid maintenance services under capital financing arrangements	$7,944	$6,629
Capitalized stock-based compensation included in property and equipment costs	$696	$727
Purchase of intangible asset	$—	$1,150

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Net loss attributable to common stockholders	$(1,019)	$(4,372)	$(19,366)	$(27,331)
Depreciation and amortization of property and equipment	19,853	14,401	69,097	49,202
Stock-based compensation expense	3,199	3,115	14,215	12,805
Amortization of intangible assets	825	866	3,498	3,448
Income tax (benefit) expense	(2,585)	(30)	(2,078)	427
Interest and other expense, net	27	160	153	459
Non-controlling interests	113	168	590	348
Contested proxy election expense	—	—	—	1,440
Settlement expense	—	—	2,807	—
Adjusted EBITDA	$20,413	$14,308	$68,916	$40,798

Boingo Wireless, Inc.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net cash provided by operating activities	$30,304	$21,607	$97,728	$115,205
Purchases of property and equipment, net	(18,617)	(15,226)	(73,308)	(107,271)
Free cash flows	$11,687	$6,381	$24,420	$7,934

Boingo Wireless, Inc.

Revenue Summary

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue:
DAS	$23,989	$17,225	$80,552	$58,182
Military	15,100	11,006	55,129	39,975
Wholesale—Wi-Fi	9,091	6,190	31,529	22,221
Retail	5,919	6,536	24,926	26,636
Advertising and other	3,249	4,017	12,233	12,330
Total revenue	$57,348	$44,974	$204,369	$159,344

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA - Guidance

(Unaudited)

(In millions)

	Three Months Ended March 31, 2018		Year Ended December 31, 2018
	Low	High	Low	High

Net loss attributable to common stockholders	$(8.0)	$(5.0)	$(20.0)	$(15.0)
Depreciation and amortization of property and equipment	17.2		80.3
Stock-based compensation expense	3.4		12.0
Amortization of intangible assets	0.7		2.8
Income tax expense and interest and other expense, net	0.3		0.9
Non-controlling interests	0.4		1.0
Adjusted EBITDA	$14.0	$17.0	$77.0	$82.0

Boingo Wireless, Inc.

Key Business Metrics

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Key business metrics:
DAS nodes(1)	23.5	19.2	23.5	19.2
DAS nodes in backlog(2)	11.2	8.6	11.2	8.6
Subscribers—military(3)	130	107	130	107
Subscribers—retail(3)	188	195	188	195
Connects(4)	63,878	40,287	223,960	142,802

(1)                                 This metric represents the number of active DAS nodes as of the end of the period. A DAS node is a single communications endpoint, typically an antenna, which transmits or receives radio frequency signals wirelessly. This measure is an indicator of the reach of the Company’s DAS network.

(2)                                 This metric represents the number of DAS nodes under contract but not yet active as of the end of the period.

(3)                                 This metric represents the number of paying customers who are on a month-to-month subscription plan at a given period end.

(4)                                 This metric shows how often individuals connect to the Company’s global Wi-Fi network in a given period. The connects include retail and wholesale customers in both customer pay locations and customer free locations where Boingo is a paid service provider or receives revenue sponsorship or promotion fees. The Company counts each connect as a single connect regardless of how many times that individual accesses the network at a given venue during their 24 hour period. This measure is an indicator of paid activity throughout Boingo’s network.

CONTACTS:

PRESS:

Lauren de la Fuente

Vice President, Marketing and Communications

ldelafuente@boingo.com

(310) 405-8517

INVESTORS:

Kimberly Orlando and Ariel Papermaster

ADDO Investor Relations

investors@boingo.com

(310) 829-5400